Exhibit 99.1
R1 RCM Reports First Quarter 2021 Results
CHICAGO - May 4, 2021 - R1 RCM Inc (NASDAQ: RCM), a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers, today announced results for the three months ended March 31, 2021.
First Quarter 2021 Results:
•Revenue of $342.6 million, up $22.1 million or 6.9% compared to the same period last year

•GAAP net income of $25.8 million, up $7.6 million or 41.8% compared to the same period last year

•Adjusted EBITDA of $80.4 million, up $18.8 million or 30.5% compared to the same period last year

“Our first quarter results reflect continued strong execution by the R1 team, as well as dividends from our investments in digitization,” said Joe Flanagan, President and Chief Executive Officer of R1. “I am encouraged by the demand we see for our solutions and we remain focused on enhancing our capabilities to deliver incremental value to our customers.”
“We are pleased to report another strong quarter, with results ahead of our expectations,” added Rachel Wilson, Chief Financial Officer and Treasurer. “We look forward to maintaining the momentum generated in the first quarter as the year progresses, given the strong fundamentals of the business.”
Outlook
For 2021, R1 continues to expect to generate:
•Revenue of between $1,410 million and $1,460 million
•GAAP operating income of $135 million to $155 million
•Adjusted EBITDA of $315 million to $330 million

Conference Call and Webcast Details
R1’s management team will host a conference call today at 8:00 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 833-968-2190 (778-560-2796 outside the U.S. and Canada) using conference code number 8749855. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest income/expense, income tax provision/benefit, depreciation and amortization expense, share-based compensation expense, strategic initiatives costs, and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash.
Our board of directors and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Tables 4 through 9 present a reconciliation of GAAP financial measures to non-GAAP financial measures, including adjusted EBITDA. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about the potential impacts of the COVID-19 pandemic, our strategic initiatives, our capital plans, our costs, our ability to successfully implement new technologies, our future financial performance, and our liquidity. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the severity, magnitude and duration of the COVID-19 pandemic; responses to the pandemic by the government and healthcare providers and the direct and indirect impacts of the pandemic on our customers and personnel; the disruption of national, state and local economies as a result of the pandemic; the impact of the pandemic on our financial results, including possible lost revenue and increased expenses; and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020 and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-driven solutions that transform the patient experience and financial performance of healthcare providers. R1’s proven and scalable operating models seamlessly complement a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more, visit: r1rcm.com
Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Natalie Joslin
678-585-1206
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)
	(Unaudited)
	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$103.5	$173.8
Accounts receivable, net of $3.8 million and $3.7 million allowance	97.6	91.3
Accounts receivable, net of $0.1 million and $0.1 million allowance - related party	31.8	30.9
Prepaid expenses and other current assets	65.7	59.4
Total current assets	298.6	355.4
Property, equipment and software, net	89.0	93.7
Operating lease right-of-use assets	59.8	57.8
Intangible assets, net	166.7	171.1
Goodwill	375.5	375.3
Non-current deferred tax assets	68.5	73.7
Non-current portion of restricted cash equivalents	0.5	1.0
Other assets	75.9	61.0
Total assets	$1,134.5	$1,189.0
Liabilities
Current liabilities:
Accounts payable	$22.8	$18.2
Current portion of customer liabilities	23.0	16.7
Current portion of customer liabilities - related party	10.6	15.3
Accrued compensation and benefits	61.2	51.9
Current portion of operating lease liabilities	11.8	12.2
Current portion of long-term debt	35.5	32.3
Other accrued expenses	56.6	59.7
Total current liabilities	221.5	206.3
Non-current portion of customer liabilities - related party	15.4	16.3
Non-current portion of operating lease liabilities	68.7	71.0
Long-term debt	510.2	519.7
Other non-current liabilities	35.1	36.3
Total liabilities	850.9	849.6

Preferred Stock	—	251.5
Stockholders’ equity:
Common stock	2.8	1.4
Additional paid-in capital	562.1	393.7
Accumulated deficit	(135.7)	(161.5)
Accumulated other comprehensive loss	(6.4)	(6.5)
Treasury stock	(139.2)	(139.2)
Total stockholders’ equity	283.6	87.9
Total liabilities and stockholders’ equity	$1,134.5	$1,189.0

Table 2
R1 RCM Inc.
Consolidated Statements of Operations (Unaudited)
(In millions, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Net operating fees	$286.1	$280.9
Incentive fees	29.0	16.8
Other	27.5	22.8
Net services revenue	342.6	320.5
Operating expenses:
Cost of services	267.2	253.9
Selling, general and administrative	25.6	25.5
Other expenses	13.0	8.7
Total operating expenses	305.8	288.1
Income from operations	36.8	32.4
Net interest expense	3.9	3.8
Income before income tax provision	32.9	28.6
Income tax provision	7.1	10.4
Net income	$25.8	$18.2

Net income (loss) per common share:
Basic	$(2.37)	$0.06
Diluted	$(2.37)	$0.05
Weighted average shares used in calculating net income (loss) per common share:
Basic	239,290,145	114,441,043
Diluted	239,290,145	169,620,178

Basic:
Net income	$25.8	$18.2
Less dividends on preferred shares	(592.3)	(5.4)
Less income allocated to preferred shareholders	—	(6.2)
Net income (loss) available/allocated to common shareholders - basic	$(566.5)	$6.6
Diluted:
Net income	$25.8	$18.2
Less dividends on preferred shares	(592.3)	(5.4)
Less income allocated to preferred shareholders	—	(5.0)
Net income (loss) available/allocated to common shareholders - diluted	$(566.5)	$7.8

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income	$25.8	$18.2
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	17.9	15.7
Amortization of debt issuance costs	0.3	0.2
Share-based compensation	12.7	4.8
Loss on disposal and right-of-use asset write-downs	0.6	—
Provision for credit losses	0.1	0.8
Deferred income taxes	4.9	8.9
Non-cash lease expense	2.9	2.9
Change in value of contingent consideration	0.5	—
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(7.3)	(12.5)
Prepaid expenses and other assets	(19.4)	(5.2)
Accounts payable	5.2	2.8
Accrued compensation and benefits	9.4	(46.6)
Lease liabilities	(4.1)	(2.6)
Other liabilities	(4.2)	16.0
Customer liabilities and customer liabilities - related party	0.7	(2.8)
Net cash provided by operating activities	46.0	0.6
Investing activities
Purchases of property, equipment, and software	(9.6)	(13.3)
Net cash used in investing activities	(9.6)	(13.3)
Financing activities
Borrowings on revolver	—	50.0
Repayment of senior secured debt	(6.5)	(4.1)
Repayments on revolver	—	(20.0)
Inducement of preferred stock conversion	(105.0)	—
Exercise of vested stock options	4.4	3.1
Finance lease payments	—	(0.6)
Net cash (used in) provided by financing activities	(107.1)	28.4
Effect of exchange rate changes in cash, cash equivalents and restricted cash	(0.1)	(1.2)
Net (decrease) increase in cash, cash equivalents and restricted cash	(70.8)	14.5
Cash, cash equivalents and restricted cash, at beginning of period	174.8	92.5
Cash, cash equivalents and restricted cash, at end of period	$104.0	$107.0

Table 4
R1 RCM Inc.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended March 31,		2021 vs. 2020 Change
	2021	2020	Amount	%
Net income	$25.8	$18.2	$7.6	42%
Net interest expense	3.9	3.8	0.1	3%
Income tax provision	7.1	10.4	(3.3)	(32)%
Depreciation and amortization expense	17.9	15.7	2.2	14%
Share-based compensation expense	12.7	4.8	7.9	165%
Other expenses	13.0	8.7	4.3	49%
Adjusted EBITDA (non-GAAP)	$80.4	$61.6	$18.8	31%

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended March 31,
	2021	2020
Cost of services	$267.2	$253.9
Less:
Share-based compensation expense	7.3	1.9
Depreciation and amortization expense	17.1	14.4
Non-GAAP cost of services	$242.8	$237.6

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended March 31,
	2021	2020
Selling, general and administrative	$25.6	$25.5
Less:
Share-based compensation expense	5.4	2.9
Depreciation and amortization expense	0.8	1.3
Non-GAAP selling, general and administrative	$19.4	$21.3

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended March 31,
	2021	2020
Net operating fees	$286.1	$280.9
Incentive fees	29.0	16.8
Other	27.5	22.8
Net services revenue	342.6	320.5

Operating expenses:
Cost of services (non-GAAP)	242.8	237.6
Selling, general and administrative (non-GAAP)	19.4	21.3
Sub-total	262.2	258.9

Adjusted EBITDA	$80.4	$61.6

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to Non-GAAP Adjusted EBITDA Guidance (Unaudited)
(In millions)

2021
GAAP Operating Income Guidance	$135-155
Plus:
Depreciation and amortization expense	$70-80
Share-based compensation expense	$55-60
Strategic initiatives, severance and other costs	$50-55
Adjusted EBITDA Guidance	$315-330

Table 9
R1 RCM Inc.
Reconciliation of Total Debt to Net Debt (Unaudited)
(In millions)

	March 31,	December 31,
	2021	2020
Senior Revolver	$70.0	$70.0
Senior Term Loan	478.1	484.6
Total debt	548.1	554.6

Less:
Cash and cash equivalents	103.5	173.8
Non-current portion of restricted cash equivalents	0.5	1.0
Net Debt	$444.1	$379.8